Exhibit 99.1

News Release

For more information, contact:

Media	Investor Relations
Dan Smith	Brian Tanner
808-546-3124	808-546-3442
Daniel.Smith@hawaiiantel.com	Brian.Tanner@hawaiiantel.com

Hawaiian Telcom Announces IT Transition Agreement

HONOLULU (Feb. 8, 2007)– Hawaiian Telcom Communications, Inc. retained BearingPoint as of August 6, 2004 to design, build and operate various information technology systems.  The parties have reached mutual agreement to transfer the remainder of the work to a third party.  BearingPoint and Hawaiian Telcom will continue to work together during a transition period of approximately three to five months.

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